Exhibit 31.2

Certification of Chief Financial Officer

I, Dee Dee Lowery, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of The First Bancshares, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 15, 2018	/s/ Donna T. (Dee Dee) Lowery
Donna T. (Dee Dee) Lowery, Executive Vice
President and Chief Financial Officer